UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2026

Versant Media Group, Inc.

(Exact Name of Registrant

as Specified in its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-42856	39-2087186
(Commission File Number)	(IRS Employer Identification No.)

900 Sylvan Avenue
Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 735-2622

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	VSNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Completion of Separation of Versant from Comcast

On January 2, 2026 (the “Distribution Date”), after the close of trading on Nasdaq, the previously-announced separation (the “Separation”) of Versant Media Group, Inc. (“Versant”) from Comcast Corporation (“Comcast”) was completed. The separation of Versant, which comprises a strong portfolio of cable television networks and complementary digital platforms (the “Spin Business”), was achieved through Comcast’s distribution (the “Distribution”) of 100% of the shares of Versant Class A common stock and Versant Class B common stock to holders of Comcast Class A common stock and Comcast Class B common stock as of the close of business on the record date of December 16, 2025 (the “Record Date”). Comcast stockholders of record received one share of Versant Class A common stock or Versant Class B common stock for every 25 shares of Comcast Class A common stock or Comcast Class B common stock, respectively, held by such stockholder on the Record Date. Following the Distribution, Versant became an independent, publicly-traded company with its Class A common stock listed under the symbol “VSNT” on Nasdaq, and Comcast retained no ownership interest in Versant.

In connection with the Separation, Versant entered into several agreements with Comcast on January 2, 2026 that, among other things, effect the Separation and provide a framework for its relationship with Comcast after the Separation, including:

•	a Separation and Distribution Agreement;

•	a Tax Matters Agreement;

•	a Transition Services Agreement;

•	an Employee Matters Agreement; and

•	certain commercial arrangements.

Separation and Distribution Agreement

The Separation and Distribution Agreement governs the overall terms of the Separation. Generally, the Separation and Distribution Agreement includes Comcast’s and Versant’s agreements relating to the restructuring steps taken to complete the Separation, including the assets and rights transferred, liabilities assumed and related matters.

Pursuant to the Separation and Distribution Agreement, Comcast and Versant transferred specified assets between the companies that operate the Spin Business after the Distribution, on the one hand, and Comcast’s remaining businesses, on the other hand. The Separation and Distribution Agreement requires Comcast and Versant to use commercially reasonable efforts to obtain consents required to assign the assets and liabilities transferred pursuant to the Separation and Distribution Agreement, provided that, as long as a party is using such commercially reasonable efforts to obtain such consents, such party will not have any liability to the other party for any failure to obtain any such consents; provided, further that such efforts will not require Comcast or Versant to expend any money, commence any litigation or offer or grant any accommodation to any other person.

Unless otherwise provided in the Separation and Distribution Agreement or any of the related ancillary agreements, all assets were transferred on an “as is, where is” basis. Generally, if the transfer of any assets or any claim or right or benefit arising thereunder, or assumption of any liability, would result in a breach of any contract, would otherwise adversely affect the rights of Comcast or its subsidiaries or Versant or its subsidiaries thereunder or would violate applicable law, in each case, without obtaining a consent that will not be obtained before the Distribution, the Separation and Distribution Agreement does not constitute an agreement to effect such transfer and the party retaining any such asset that otherwise would have been transferred shall hold such asset for the use and benefit of the party entitled thereto and the party intended to assume such liability will pay the party retaining such liability for all amounts paid in connection with the retention of such liability. In addition, the party retaining such asset, claim or right, or such liability will, insofar as reasonably possible and to the extent permitted by applicable law, take such actions as may be reasonably requested by the party to which such asset, claim or right, or such liability, is to be transferred or assumed in order to place such party, insofar as reasonably possible, in the same position as if such asset, claim or right, or such liability, had been transferred or assumed on or prior to the Distribution.

In addition, Versant also grants and receives licenses under certain patents and trade secrets in connection with the Separation and Distribution Agreement, which generally provides Versant and Comcast the freedom to continue operating their respective businesses following the Distribution, including as follows:

•	Versant grants Comcast a non-exclusive, worldwide, perpetual, irrevocable, fully paid-up and royalty-free license to the patents and trade secrets transferred to Versant in connection with the Separation in order for Comcast to continue operating its business.

•	Versant receives from Comcast a non-exclusive, worldwide, perpetual, irrevocable, fully paid-up and royalty-free license to certain patents and trade secrets retained by Comcast, including those that were used in the Spin Business as of the Distribution, in order for Versant to continue operating the Spin Business.

The Separation and Distribution Agreement also provides that Versant is required to cease any consumer-facing use of the brands and trademarks that are being retained by Comcast, but will have up to 12 months following the Separation to cease the internal use of those brands and trademarks. These limitations do not apply to any brands or trademarks licensed to Versant from Comcast for a longer duration under a separate agreement.

In addition, for so long as any person has an “attributable” interest in Comcast and Versant under the Communications Act of 1934 (“Communications Act”), the Separation and Distribution Agreement restricts Versant’s ability, without the prior written consent of Comcast (which shall not be unreasonably withheld, conditioned, or delayed and for which Comcast will undertake commercially reasonable efforts to enable it to provide such consent), to (i) acquire certain licenses issued by the Federal Communications Commission or ownership interests that would be subject to an ownership restriction or spectrum screen under the Communications Act or that would otherwise be subject to a foreign ownership restriction or review by applicable regulatory authorities and (ii) enter into agreements with television broadcast stations relating to time brokerage, local marketing, joint sales or other shared services agreements, in each case if such actions would reasonably be expected to result in a violation of the Communications Act or subject Comcast, its affiliates or any person deemed to have an attributable interest in Comcast to additional non-de minimis restrictions or compliance burdens under the Communications Act.

In addition, the Separation and Distribution Agreement governs the treatment of indemnification, insurance and litigation responsibility and management. Generally, the Separation and Distribution Agreement provides for uncapped cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of the Spin Business with Versant and financial responsibility for the obligations and liabilities of Comcast’s retained businesses with Comcast. The Separation and Distribution Agreement also establishes procedures for handling claims subject to indemnification and related matters.

Tax Matters Agreement

The Tax Matters Agreement governs the parties’ respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business, and taxes, if any, incurred as a result of the failure of the Separation to qualify for tax-free treatment for U.S. federal income tax purposes. The Tax Matters Agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters.

In general, the Tax Matters Agreement governs the rights and obligations that Versant and Comcast have after the Separation with respect to taxes for both pre- and post-closing periods. Under the Tax Matters Agreement, Comcast is generally responsible for all of Versant’s pre-closing taxes that are reported on combined tax returns with Comcast or any of its affiliates and all pre-closing non-income taxes attributable to the businesses and assets retained by Comcast. Versant will generally be responsible for all of Versant’s pre-closing income taxes that are reported on tax returns that include only Versant and/or Versant subsidiaries (“separate tax returns”) and all pre-closing non-income taxes attributable to Versant’s business or assets.

In the Tax Matters Agreement, Versant also agreed to certain covenants that contain restrictions intended to preserve the tax-free treatment of the Separation. Versant may take certain actions prohibited by these covenants only if Versant obtains and provides to Comcast a ruling from the Internal Revenue Service or an opinion from a tax adviser acceptable to Comcast in its sole discretion, in each case, to the effect that such action will not jeopardize the tax-free treatment of these transactions, or if Versant obtains prior written consent of Comcast, in its sole and absolute discretion, waiving such requirement. Versant is barred from taking any action, or failing to take any action, where such action or failure to act adversely affects or could reasonably be expected to adversely affect the tax-free treatment of the Separation, for all relevant time periods. In addition, these covenants include specific restrictions on Versant:

•	discontinuing the active conduct of Versant’s trade or business;

•	issuing or selling stock or other securities (including securities convertible into Versant stock but excluding certain compensatory arrangements);

•	amending Versant’s articles of incorporation (or other organizational documents) or any other action, whether through a shareholder vote or otherwise, affecting the voting rights of Versant’s common stock; and

•	entering into certain corporate transactions that could jeopardize the tax-free treatment of the Distribution.

Versant generally agreed to indemnify Comcast against any and all tax-related liabilities incurred by Comcast or its subsidiaries relating to the Distribution to the extent caused by any action undertaken by Versant or in respect of Versant’s shares. The indemnification will apply even if Comcast has permitted Versant to take an action that would otherwise have been prohibited under the tax-related covenants described above.

Transition Services Agreement

The Transition Services Agreement sets forth the terms on which Comcast provides to Versant, on a transitional basis, certain services or functions that the companies historically have shared. The transition services include various services and functions, generally for a period of up to two years following the Distribution for all such services. Compensation for the transition services will be determined using billing methodologies which are described in the agreement. The Transition Services Agreement provides that Versant may, subject to certain conditions, terminate any or all of the services, or any part of a service, upon prior written notice to Comcast. Versant indemnifies Comcast from liabilities for claims arising from Comcast’s provision of the services, Versant’s use of the services or breach of the agreement, or from Versant’s gross negligence, fraud or willful misconduct. Comcast indemnifies Versant from liabilities for claims arising from Comcast’s breach of the agreement or from Comcast’s gross negligence, fraud or willful misconduct. Subject to certain customary exceptions, Comcast’s maximum aggregate liability under the Transition Services Agreement is limited to the fees actually received by Comcast under the agreement.

Employee Matters Agreement

The Employee Matters Agreement governs each company’s respective compensation and benefit obligations with respect to current and former employees. The Employee Matters Agreement sets forth general principles relating to employee matters in connection with the Separation, such as the assignment of employees, the assumption and retention of liabilities and related assets, the treatment of cash and equity incentive compensation, expense reimbursements, workers’ compensation, leaves of absence and the provision of health and welfare benefits, the treatment of retirement benefits (including participation in nonqualified deferred compensation plans), employee service credit and the sharing of employee information.

The Employee Matters Agreement generally allocates liabilities and responsibilities relating to employment, compensation and benefits-related matters, with (i) Comcast generally retaining liabilities (both pre- and post-Distribution) and responsibilities with respect to (a) Comcast employees, directors and consultants who will remain with Comcast and former employees who were last actively employed by Comcast primarily in its business (the

“Comcast Employees”) and (b) benefit plans and programs sponsored by Comcast and (ii) Versant generally assuming liabilities (both pre- and post-Distribution) and responsibilities with respect to (a) employees and consultants who have transferred to Versant in connection with the Separation (the “Versant Employees”) and former employees who were last actively employed primarily in the Spin Business (the “Former Versant Employees”) and (b) benefit plans and programs sponsored by Versant. The Employee Matters Agreement provides that Versant active employees generally will no longer participate in benefit plans sponsored or maintained by Comcast and will commence participation in Versant benefit plans, subject to the terms of the Transition Services Agreement.

In addition, during the 12-month period following the Separation, each of Comcast and Versant will be subject to mutual nonsolicit restrictions.

Effective on or prior to the Distribution, except as otherwise expressly provided in the Employee Matters Agreement, to the extent not already employed by Versant or one of its applicable subsidiaries, the employment of each Versant employee has been transferred to Versant or one of its applicable subsidiaries, and Versant or one of its subsidiaries has generally assumed responsibility for any individual employment, retention, severance or similar agreements applicable to such Versant employee.

Each Versant employee participating in a cash bonus plan maintained by Comcast in respect of the 2025 performance period will remain eligible to receive such cash bonus award, subject to the terms of the applicable bonus plan and actual achievement of applicable performance goals determined as of the end of the performance period. The actual 2025 cash bonuses payable to Versant employees will generally be paid by Comcast in accordance with the terms of the applicable Comcast cash bonus plan (or, to the extent paid by a Versant employer of record to any Versant Employee outside of the United States on Comcast’s request, will be reimbursed to Versant by Comcast).

The Employee Matters Agreement also sets forth the treatment of outstanding time-based restricted stock units in respect of Comcast Class A common stock (“Comcast RSUs”) and options to purchase Comcast Class A common stock (the “Comcast Options” and together with the Comcast RSUs, the “Comcast Equity Awards”). Specifically, in connection with the Separation:

•	outstanding Comcast RSUs held by the Comcast Employees and Former Versant Employees will be converted into an award of adjusted Comcast RSUs (the “Adjusted Comcast RSUs”), with the number of shares of Comcast Class A common stock subject to such Adjusted Comcast RSU determined by multiplying (i) the number of shares of Comcast Class A common stock subject to the corresponding Comcast RSU immediately prior to the Distribution Date by (ii) a conversion ratio that will be determined by the board of directors of Comcast prior to the Distribution in accordance with the terms of the Comcast equity incentive plans (the “Comcast Concentration Ratio”);

•	except for Excluded Comcast RSUs (as described below), outstanding Comcast RSUs held by any Versant Employee will be converted into an award of restricted stock units with respect to Versant Class A common stock (the “Converted Versant RSUs”), with the number of shares of Versant Class A common stock subject to such Converted Versant RSUs determined by multiplying (i) the number of shares of Comcast Class A common stock subject to the corresponding Comcast RSU immediately prior to the Distribution Date by (ii) a conversion ratio that will be determined by the board of directors of Comcast prior to the Distribution in accordance with the terms of the Comcast equity incentive plans (the “Versant Concentration Ratio”);

•	all outstanding Comcast RSUs that are held by Versant Employees that are scheduled to vest during the period between the Distribution Date and March 3, 2026 (collectively, the “Excluded Comcast RSUs”) will be converted into an award of Adjusted Comcast RSUs, with the number of shares of Comcast Class A common stock subject to such Adjusted Comcast RSU determined by multiplying (i) the number of shares of Comcast Class A common stock subject to the corresponding Excluded Comcast RSU immediately prior to the Distribution Date by (ii) the Comcast Concentration Ratio; and

•	all outstanding and unexercised Comcast Options (regardless of by whom held) will be converted into an award of adjusted Comcast Options (the “Adjusted Comcast Options”), with (i) the number of shares of Comcast Class A common stock subject to such Adjusted Comcast Options determined by multiplying (a) the number of shares of Comcast Class A common stock subject to the corresponding Comcast Option of such corresponding Comcast Option, as applicable, immediately prior to the Distribution Date by (b) the Comcast Concentration Ratio and (ii) the exercise price applicable to such Adjusted Comcast Options determined by dividing (a) the exercise price per share applicable to the corresponding Comcast Option as of immediately prior to the Distribution by (b) the Comcast Concentration Ratio.

The Employee Matters Agreement also provides that (i) the Distribution does not constitute a change in control under Comcast’s or Versant’s equity incentive plans or equity award agreements and (ii) the Distribution and the assignment, transfer or continuation of the employment of employees with another entity will not constitute a termination of employment or service under applicable plans, programs, agreements or arrangements and that Comcast and Versant will use reasonable best efforts to avoid or mitigate, to the maximum extent practicable, the incurrence of any severance or termination-related obligations.

Debt Financing Agreements

As previously disclosed, on October 3, 2025, Versant entered into a credit agreement (the “TLA/Revolver Credit Agreement”) providing for a term loan of $1.0 billion due January 2031 (the “Term A Loan Facility”) and a revolving credit facility of $750 million due January 2031 (the “Revolving Credit Facility”) with the proceeds of the Term A Loan Facility having been funded on January 2, 2026. In addition, on October 29, 2025, Versant entered into an indenture (the “Indenture”) pursuant to which it issued $1.0 billion aggregate principal amount of 7.250% senior secured notes due 2031 (the “Notes”). The proceeds from the offering of the Notes were originally placed into an escrow account, and were released on January 2, 2026 in connection with the Separation and the other transactions described below. On January 2, 2026, Versant and certain of its material, wholly-owned U.S. subsidiaries (the “Guarantors”) entered into an additional credit agreement (the “TLB Credit Agreement”; the TLB Credit Agreement, together with the TLA/Revolver Credit Agreement, the “Credit Agreements”) providing for a term loan of $1.0 billion due January 2031 (the “Term B Loan Facility”; the Term B Loan Facility, together with the Term A Loan Facility, the “Term Loan Facilities”; the Term Loan Facilities, together with the Revolving Credit Facility, the “Senior Credit Facilities”) with the proceeds of the Term B Loan Facility having been funded on January 2, 2026. The proceeds from the offering of the Notes, together with a portion of the net proceeds of the borrowings under the Term Loan Facilities, were used to fund a special cash payment to Comcast of $2.25 billion.

Joinder of Guarantors to TLA/Revolver Credit Agreement and Supplemental Indenture

In connection with the completion of the Separation, on January 2, 2026, (i) the Guarantors and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the TLA/Revolver Credit Agreement, entered into a counterpart agreement to the TLA/Revolver Credit Agreement, which amended and supplemented the TLA/Revolver Credit Agreement to add the Guarantors as guarantors of the Term A Loan Facility and the Revolving Credit Facility and (ii) the Guarantors and Citibank, N.A., as trustee and notes collateral agent, entered into a supplemental indenture (the “First Supplemental Indenture”) to the Indenture, which amended and supplemented the Indenture to add the Guarantors as guarantors of the Notes.

Senior Credit Facilities

The Term Loan Facilities are denominated in U.S. dollars, and borrowings under the Revolving Credit Facility are made available in U.S. dollars, euros, pounds sterling and Canadian dollars.

Borrowings under the Revolving Credit Facility in: (i) U.S. dollars bear interest at a rate per annum equal to, at Versant’s option, either (a) a term SOFR based rate or (b) a U.S. dollar base rate, (ii) Canadian dollars bear interest at a rate per annum equal to, at Versant’s option, either (a) Canadian Overnight Repo Rate Average (“CORRA”) based rate or (b) a Canadian dollar prime rate, (iii) euros bear interest at a rate per annum equal to EURIBOR and

(iv) pounds sterling bear interest at a rate per annum equal to Sterling Overnight Index Average (“SONIA”) (provided, however, that the term SOFR-based rate, CORRA-based rate, EURIBOR, SONIA and Canadian dollar prime rate shall be no less than 0.00% per annum at any time and the U.S. dollar base rate shall be no less than 1.00% per annum at any time), in each case, plus an applicable margin.

The applicable interest rate margins for borrowings under the Term A Loan Facility and the Revolving Credit Facility are initially (a) 0.75% per annum in the case of U.S. dollar base rate or Canadian dollar prime rate borrowings and (b) 1.75% per annum in the case of SOFR, CORRA, EURIBOR or SONIA borrowings; provided that the applicable interest rate margins for both the Term A Loan Facility and the Revolving Credit Facility shall be subject to two stepdowns of 0.25% each based on, and subject to, the achievement of a consolidated first lien net leverage ratio of equal to or less than (x) 1.00:1.00 and (y) 0.75:1.00, respectively, as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered. In addition, Versant is required to pay commitment fees of 0.25% per annum on the unutilized commitments under the Revolving Credit Facility, payable quarterly in arrears, subject to one stepdown to 0.125% per annum based on, and subject to, the achievement of a consolidated first lien net leverage ratio of equal to or less than 1.00:1.00 as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered. Versant is also required to pay letter of credit fees on the maximum amount available to be drawn under all outstanding letters of credit in an amount equal to the applicable margin on SOFR borrowings under the Revolving Credit Facility on a per annum basis, payable quarterly in arrears, as well as customary fronting fees for the issuance of letters of credit and agency fees.

Borrowings under the Term B Loan Facility bear interest at a rate per annum equal to, at Versant’s option, either a term SOFR-based rate or a U.S. dollar base rate, in each case, plus an applicable margin of (a) 2.50% per annum in the case of U.S. dollar base rate borrowings and (b) 3.50% per annum in the case of SOFR borrowings, subject to a SOFR-based rate floor of 0.00% per annum and U.S. dollar base rate floor of 1.00% per annum.

Subject to certain exceptions and customary baskets set forth in the Credit Agreements, Versant is required to make mandatory prepayments of the loans under the Term Loan Facilities under certain circumstances, including from: (i) 100% of the net cash proceeds of insurance and condemnation proceeds for property or asset losses and certain property or asset dispositions (subject to reinvestment rights, decrease based on leverage ratios and net proceeds thresholds), (ii) 100% of the net cash proceeds from the incurrence of debt (other than permitted debt as described in the Credit Agreements) and (iii) solely in the case of the Term B Loan Facility, 50% of Excess Cash Flow (as defined in the TLB Credit Agreement) (subject to decrease based on a leverage ratio).

The amortization rate for the Term A Loan Facility is 5.00% per annum, payable in quarterly installments, with the balance being payable on the maturity date of the Term A Loan Facility. The amortization rate for the Term B Loan Facility is 7.00% per annum, payable in quarterly installments, until the balance is payable on the maturity date of the Term B Loan Facility.

Versant is permitted to voluntarily reduce the unutilized portion of the revolving commitment amount and repay outstanding loans under the Term A Loan Facility and the Revolving Credit Facility at any time without prepayment premium or penalty. Versant is permitted to voluntarily repay outstanding loans under the Term B Loan Facility at any time, (a) subject to the payment of a customary T+50 make-whole premium if such prepayment occurs prior to the first anniversary of the closing date, (b) subject to a prepayment premium of 1% if such prepayment occurs on or after the first anniversary of the closing date and before the second anniversary of the closing date and (c) at par if such prepayment occurs on or after the second anniversary of the closing date.

The Credit Agreements contain a number of covenants that, among other things and subject to certain exceptions, restrict Versant’s and its subsidiaries’ ability to:

•	incur additional indebtedness;

•	create liens;

•	enter into agreements and other arrangements that include negative pledge clauses;

•	pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness;

•	make investments, loans, advances and acquisitions;

•	merge, amalgamate or sell assets, including equity interests of subsidiaries;

•	enter into sale and leaseback transactions;

•	engage in transactions with affiliates; and

•	enter into amendments of or waivers under subordinated indebtedness.

The Term A Loan Facility and the Revolving Credit Facility also contain a financial covenant that requires Versant to maintain a maximum first lien net leverage ratio of not greater than 3.50:1.00.

The Credit Agreements also contain certain customary affirmative covenants and events of default. If an event of default, as specified in the Credit Agreements, shall occur and be continuing, the borrowers thereunder may be required to repay all amounts outstanding under the Senior Credit Facilities. Versant periodically reviews its debt profile with a view towards extending maturities and/or improving the terms of such debt. Versant may, from time to time, seek amendments to such debt in order to effect such changes.

Collateral Package

Each of the Term A Loan Facility, Revolving Credit Facility, Term B Loan Facility and the Notes are secured on a pari passu basis by substantially all the assets of Versant and the Guarantors, subject to certain exceptions.

Certain Commercial Agreements

In connection with the Distribution, Versant entered into certain additional commercial arrangements or amendments to existing arrangements with Comcast or NBCUniversal Media, LLC (“NBCUniversal”), a subsidiary of Comcast, or certain of their respective affiliates, relating to the Spin Business. These commercial arrangements relate to a variety of ordinary course business functions, including, but not limited to:

•	the sale and use of Versant’s advertising and promotional inventory;

•	the distribution or use, as applicable, by Comcast and NBCUniversal of certain of Versant’s networks, content, trademarks and applications on their own and certain third-party platforms and networks, along with certain related sales, marketing and other support services;

•	certain ancillary services, including the use of personnel, as well as studio and production-related services, for the production of sports content and the use of personnel and hospitality support services for certain advertising and sports industry events;

•	time purchase agreements for each party to exhibit certain sports programming on the other party’s networks and platforms; and

•	licensing and similar arrangements relating to Versant’s use of certain entertainment and news content and trademark rights owned by NBCUniversal and its affiliates, as well as the use by Comcast and its affiliates of certain of Versant’s content, data and trademarks.

These commercial agreements are generally for multiyear terms, with pricing and other terms and conditions that are customary for these types of agreements among unrelated parties.

The foregoing descriptions are summaries of the material terms of these agreements and are not complete and are subject to, and qualified in their entirety by, the complete text of these agreements which are filed with this Current Report on Form 8-K as Exhibits 2.1, 4.1, 10.1, 10.2, 10.3 and 10.4, each of which is incorporated by reference in this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Effective as of 11:59 p.m. Eastern Time on the Distribution Date, the Class A common stock and Class B common stock of Versant was distributed, on a pro rata basis, to Comcast’s stockholders of record as of the close of business on the Record Date. On the Distribution Date, each of the stockholders of Comcast received one share of Versant Class A common stock or Versant Class B common stock for every 25 shares of Comcast Class A common stock or Comcast Class B common stock, respectively, held by such stockholder on the Record Date. Fractional shares of Versant Class A common stock were not delivered in the Distribution. Any fractional share of Versant Class A common stock otherwise issuable to a holder of Comcast Class A common stock was aggregated into whole shares and sold in the open market on such stockholder’s behalf, and such stockholder will receive a cash payment for the fractional share based on the stockholder’s pro rata portion of the net cash proceeds from sales of all fractional shares.

The Separation was completed pursuant to the Separation and Distribution Agreement. The description of the Separation included under Item 1.01 of this Current Report on Form 8-K and the Separation and Distribution Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K are incorporated by reference in this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K related to the TLA/Revolver Credit Agreement, TLB Credit Agreement and First Supplemental Indenture is incorporated by reference in this Item 2.03.

Item 5.01. Changes in Control of Registrant.

Following completion of the Distribution, Versant became an independent, publicly-traded company, and Comcast retained no ownership interest in Versant. The description of the Separation included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Effective as of 11:59 p.m. Eastern Time on January 2, 2026, Thomas J. Reid and Jason S. Armstrong (collectively, the “Resigning Directors”) resigned from the Board of Directors (the “Board”) of Versant. The Resigning Directors’ resignation from the Board was not due to any disagreement with Versant.

Appointment of Directors and Officers

Effective as of 11:59 p.m. Eastern Time on January 2, 2026, Rebecca Campbell, Creighton Cordon, Michael Conway, David Eun, Gerald Hassell, Mark Lazarus, Scott Mahoney, David Novak and Leonard Potter were appointed as directors of Versant. David Novak was appointed Chair of the Board effective as of 11:59 p.m. Eastern Time on January 2, 2026. Maritza Montiel, who had been appointed to the Board effective December 3, 2025, continues to serve as a director of Versant following the Distribution.

The Information Statement of Versant (the “Information Statement”) included as an exhibit to Versant’s Registration Statement on Form 10 (the “Registration Statement”) filed with the Securities and Exchange Commission on December 3, 2025 under the section entitled “Management” and “Compensation Discussion and Analysis” contains the biographical information about and compensation information for the newly appointed directors, respectively. Such information is incorporated by reference in this Item 5.02.

In connection with their joining the Board, in addition to Ms. Montiel who had previously already been appointed as a member and the Chair of the Audit Committee, certain other directors of Versant were appointed to the Audit, Compensation and Governance Committees of the Board (the “Committees”) effective as of 11:59 p.m. Eastern Time on January 2, 2026. The current composition of the Committees is as follows:

•	the Audit Committee consists of Maritza Montiel, Leonard Potter and Rebecca Campbell, with Ms. Montiel serving as the Chair of the Audit Committee;

•	the Compensation Committee consists of Gerald Hassell, David Novak and Michael Conway, with Mr. Hassell serving as Chair of the Compensation Committee; and

•	the Governance Committee consists of Creighton Condon, David Eun and Scott Mahoney, with Mr. Condon serving as Chair of the Governance Committee.

Effective as of 11:59 p.m. Eastern Time on January 2, 2026, Mark Lazarus was appointed to serve as the President and Chief Executive Officer, Anand Kini was appointed to serve as the Chief Financial Officer and Chief Operating Officer and Jordan Fasbender was appointed to serve as the General Counsel and Secretary (each, a “named executive officer”). The Information Statement under the sections entitled “Management” and “Compensation Discussion and Analysis” contains the biographical information about and compensation information, respectively, for the newly appointed officers named above. Such information is incorporated by reference in this Item 5.02.

In addition, effective as of 11:59 p.m. Eastern Time on January 2, 2026, Greg Wright was appointed to serve as the Chief Accounting Officer and Controller of Versant. Mr. Wright (age 48) served as Vice President, External Reporting & Treasury Controller for Comcast from 2022 until the Separation and as Vice President for Comcast from 2017 to 2022, where he oversaw the company’s external financial reporting function as well as enterprise-wide accounting for treasury, compensation and benefits, and insurance operations. Prior to that, Mr. Wright held various corporate accounting and reporting positions at Comcast and prior to joining Comcast in 2010, he held controllership roles at a division of General Electric Company and served in the audit practice of Deloitte & Touche. Mr. Wright holds a B.B.A. from James Madison University.

The non-employee directors named above have entered into Versant’s standard indemnification agreement for non-employee directors, which was previously filed by Versant as Exhibit 10.5 to its Registration Statement. In connection with their appointment to serve as a director of Versant, each non-employee director of Versant will be eligible to receive compensation under Versant’s non-employee director compensation policy. In accordance with such policy, each non-employee director of Versant will receive, in connection with the consummation of the Separation, and subject to approval of the Board, a prorated annual equity retainer in the form of time-vesting restricted stock units with a grant date value of $88,192 for their service during the period from January 2, 2026 to the anticipated date of Versant’s 2026 annual general meeting of stockholders.

There are no arrangements or understandings between any of the directors or officers named above and any other person pursuant to which such director or officer was selected. There are no other relationships between the directors or officers named above and Versant that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Employment Agreements

In anticipation of their appointment to serve as an executive officer of Versant effective as of the Distribution Date, each of Messrs. Lazarus, Kini and Wright and Ms. Fasbender entered into new employment agreements with Versant Media LLC, a newly formed Delaware limited liability company that is a wholly-owned subsidiary of Versant. A description of the new employment agreements entered into with Messrs. Lazarus and Kini and Ms. Fasbender (including the founders equity incentive awards granted to them in connection with the Separation) is included in the Information Statement under the section entitled “Compensation Discussion and Analysis”, which such description is incorporated by reference in this Item 5.02. Mr. Wright’s employment agreement is on a form generally consistent with those of our named executive officers.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the completion of the Separation, on January 2, 2026, Versant’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws became effective. A summary of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws is included in the Information Statement under the heading “Description of Capital Stock,” which is incorporated by reference in this Item 5.03.

The foregoing descriptions of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws are summaries of their material terms and are not complete and are subject to, and qualified in their entirety by, the complete text of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws which are filed with this Current Report on Form 8-K as Exhibits 3.1 and 3.2, each of which is incorporated by reference in this Item 5.03.

Item 8.01. Other Events.

On January 5, 2026, Versant issued a press release announcing the completion of the Separation. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1*+	Separation and Distribution Agreement between Comcast Corporation and Versant Media Group, Inc., dated January 2, 2026.
3.1	Amended and Restated Articles of Incorporation of Versant Media Group, Inc.
3.2	Amended and Restated Bylaws of Versant Media Group, Inc.
4.1	First Supplemental Indenture, dated January 2, 2026, among the Guarantors and Citibank N.A., as Trustee and Notes Collateral Agent.
10.1*+	Transition Services Agreement between Comcast Corporation and Versant Media Group, Inc., dated January 2, 2026.
10.2*+	Tax Matters Agreement between Comcast Corporation and Versant Media Group, Inc., dated January 2, 2026.
10.3*	Employee Matters Agreement between Comcast Corporation and Versant Media Group, Inc., dated January 2, 2026.
10.4*+	Credit and Guaranty Agreement, dated January 2, 2026, among Versant Media Group, Inc., as borrower, certain subsidiary guarantors party thereto from time to time, the financial institutions party thereto, as lenders and issuing banks, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.
99.1	Press release issued by Versant Media Group, Inc., dated January 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

+ Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT MEDIA GROUP, INC.

Date: January 5, 2026	By:	/s/ Anand Kini
		Name:	Anand Kini
		Title:	Chief Financial Officer and Chief Operating Officer